Exhibit 23.1

EY

Building a better

working world

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of OASMIA PHARMACEUTICAL AB of our report dated May 27, 2014, relating to the financial statements of OAMIA PHARMACEUTICAL AB, which appears in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Ernst & Young AB

Ernst & Young AB

Uppsala, July 6, 2015